Exhibit 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers (323) 468-2300 meet@mkr-group.com

MeetMe Announces $15 Million Share Repurchase Program

NEW HOPE, Pa., September 6, 2016 – MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, announced today that its board of directors has approved a one year share repurchase program that enables the company to purchase up to $15 million of its shares of common stock from time to time in the open market or through negotiated transactions. Share purchases will be funded from cash from operations.

“With significant free cash flow being generated through our successful business model, we believe our stock is undervalued and the repurchase of our shares is an efficient use of our excess capital and will enhance shareholder value,” said Geoff Cook, Chief Executive Officer of MeetMe. “We believe the share repurchase program is supported by our growing scale and increased profitability. The strength of our balance sheet gives us the confidence and flexibility to execute this program and the Skout, Inc. acquisition for the benefit of our shareholders.”

Repurchases under MeetMe’s program will be made in the open market or through privately negotiated transactions intended to comply with the Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be suspended at any time at the Company’s discretion. MeetMe had approximately 54.4 million shares of common stock outstanding as of August 31, 2016.

About MeetMe, Inc.

MeetMe® is a leading social network for meeting new people in the US and a public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 90 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated amount and timing of share repurchases, whether any such repurchases will occur, whether shares will be repurchased in the open market or through negotiated transactions, whether we will continue to generate significant free cash flow, whether our business model will continue to be successful, whether the repurchase of shares will be an efficient use of capital and enhance shareholder value, whether the share repurchase program will continue to be supported by our growing scale and increased profitability, whether the strength of our balance sheet will give us flexibility to execute the share repurchase program and the Skout, Inc. acquisition, and whether repurchases will comply with Securities and Exchange Commission Rule 10b-18. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the quarter ended June 30, 2016. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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